EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

1.    STC SOFTWARE CORP., a Delaware corporation (f/k/a Statmon Technologies
      Corp.)

2.    STATMON - EBI SOLUTIONS, LLC, a Nevada limited liability company